As filed with the Securities and Exchange Commission on February 3, 2012
Registration No. 333-173455

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	5160	26-0755102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1136 Celebration Boulevard
Celebration, Florida 34747
(877) 438-4761
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Adams
Chief Operating Officer
and
Chief Financial Officer
Green Earth Technologies, Inc.
7 West Cross Street
Hawthorne, NY 10532
(914) 372-4202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel J. Goldschmidt, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue, Suite 1401
New York, New York 10022
(212) 838-8269

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller Reporting Company
☐	☐	☐	☑
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement File No. 333-173455 (the “Registration Statement”) of Green Earth Technologies, Inc. (the “Company”) is being filed to pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement and the Prospectus included therein as originally declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2011 to include information contained in the Company’s (ii) Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the SEC on September 7, 2011 (the “Annual Report”), (ii) Quarterly Reports on Form 10-Q for the three months ended September 30, 2011 filed with the SEC on November 14, 2011 (the “Quarterly Reports”), (ii) Current Reports filed on Form 8-K on September 9, 2011, as amended on October 5, 2011, on December 9, 2011 and on January 18, 2012 and (iv) definitive Proxy Statement, as amended, filed with the SEC on October 14, 2011.

The information included in this Post-Effective Amendment No. 1 updates and supplements the Registration Statement and the Prospectus contained therein.  No additional securities are being registered under this Post-Effective Amendment No. 1.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed.  The selling security holders may not sell the securities covered by this prospectus supplement until the Post-Effective Amendment of which this prospectus supplement is a part filed with the Securities and Exchange Commission is declared effective.  This prospectus supplement is not an offer to sell and is not soliciting an offer to purchase the securities in any jurisdiction where such offer or sale is prohibited.

Prospectus Supplement	Filed Pursuant to Rule 424(b)(3)
(To Prospectus Dated May 12, 2011)	Registration No. 333-173455

SUBJECT TO COMPLETION, dated February 3, 2012

GREEN EARTH TECHNOLOGIES, INC.

24,648,600 Shares of Common Stock

This is a prospectus supplement (the “Prospectus Supplement”) to our prospectus dated May 12, 2011 (the “Prospectus”) relating to the sale, from time to time, by certain stockholders of up to 24,648,600 shares of our common stock.  Up to 21,148,600 shares will be offered by Lincoln Park Capital Fund, LLC (“LPC”) and up to 3,500,000 shares will be offered by or on behalf of Mathew Zuckerman, Intermountain Marketing & Finance, Inc., Treya, Inc. and Lora Jakobsen, trustee of the Mathew Mark Zuckerman Trust (collectively, the “Zuckerman Parties”).  The shares of common stock offered by LPC have been issued or are issuable pursuant to a Purchase Agreement between us and LPC, which we refer to in this Prospectus as the Purchase Agreement, and the shares offered by the Zuckerman Parties were issued in settlement of a lawsuit that the Zuckerman Parties filed against us. Pursuant to the terms of a Court Order settling the lawsuit, the Zuckerman Parties may not trade on the market in any one week (i.e., Monday through Friday) more than 10% of the previous week’s sales volume of our shares as reported by the Over-the-Counter Bulletin Board (the “OTCBB).  Please refer to the section of the Prospectus entitled “The Lincoln Park Capital Transaction,” “The Zuckerman Settlement” and “The Selling Stockholders” for additional information.  The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive proceeds from the sale of the shares by the selling stockholders.

This Prospectus Supplement supplements and amends the information contained in the Prospectus.  We have incorporated by reference into this Prospectus Supplement the information contained in our Annual Report on Form 10-K for the year ended June 30, 2011, our Quarterly Reports on Form 10-Q for the periods ended September 30 and December 31, 2011, various Current Reports on Form 8-K and our definitive Proxy Statement.

This Prospectus Supplement should be read in conjunction with the Prospectus and may not be delivered or utilized without the Prospectus.  This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this Prospectus Supplement supersedes the information contained in the Prospectus.
[Missing Graphic Reference]

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 4 of the Prospectus and page 11 of the Annual Report on Form 10-K for a discussion of these risks.
_________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
_________

The date of this Prospectus Supplement is February __, 2012.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them.  We are incorporating by reference into this Prospectus Supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

●	Annual Report on Form 10-K for the year ended June 30, 2011 filed on September 7, 2011;

●	Quarterly Report on Form 10-Q for the three months ended September 30, 2011 filed on November 14, 2011;

●	Current Report on Form 8-K filed on September 9, 2011, as amended on October 5, 2011;

●	Definitive Proxy Statement, as amended, filed on October 14, 2011;

●	Current Report on Form 8-K filed on December 9, 2011; and

●	Current Report on Form 8-K filed on January 18, 2012.

By incorporating by reference our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statement, we can disclose important information to you by referring you to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statement, which are considered part of this Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

We post on our public website (www.getg.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as well as our definitive Proxy Statement as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting our Investor Relations Department at 7 West Cross Street, Hawthorne NY 10532, or by calling (914) 372-4202.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this Prospectus Supplement or to which we have referred you.  We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus Supplement.

1

RECENT DEVELOPMENTS

The Lincoln Park Capital Transaction

As of January 31, 2012, we had sold 2,874,826 shares of our common stock to LPC under the Purchase Agreement for gross proceeds of $699,994.  Taking into account the Initial Commitment Shares and the Additional Commitment Shares, we have issued a total of 3,489,826 shares of our common stock to LPC.  To the best of our knowledge, LPC has not sold any of these shares.

The Zuckerman Settlement

Through January 31, 2012, the Zuckerman Parties have sold an aggregate of 1,038,841 shares of our common stock issued in connection with the settlement of their legal action.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2011, as set forth in their report, which is incorporated by reference in the Prospectus and elsewhere in the registration statement.  Our consolidated financial statements and schedule are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          We estimate that expenses payable by us in connection with the sale of its common stock to LPC described in this Registration Statement will be as follows:

SEC registration fee	$1,030
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Filing and printing expenses	7,500
Miscellaneous	15,000

Total	$53,530

Except for the SEC registration fee, all of the amounts shown above are estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145(a) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

          Under Section 145(b) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145(c) further provides that if one of our present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          Article Seventh of our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any of our directors for or with respect to any acts or omissions of such director occurring prior to such amendment.

          Sections 6.1 and 6.2 of our by-laws provides that we shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, have the power to indemnify each of our directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

          Further, Section 145(g) of the Delaware General Corporation Law and Section 6.3 of our by-laws allows us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent against any liability asserted against such person and incurred by such person, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law and our by-laws.

          Section 145(e) of the Delaware General Corporation Law and Section 6.4 of our by-laws allows us to pay expenses incurred by directors and officers incurred in defending any civil or criminal action or proceeding for which indemnification is required, or for which indemnification is permitted following authorization by the board of directors in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the Delaware General Corporation Law and our by-laws.

          These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be adversely affected to the extent we pay the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Insurance. The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

From May 2011 to September 2011, we issued 2,874,826 restricted shares of our common stock for gross proceeds of $699,994 and issued 615,000 restricted shares of our common stock for commitment fees to LPC.  This issuance was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificate evidencing these shares was imprinted with a legend restricting transfer without an appropriate opinion of counsel

In May 2011, we issued 126,000 restricted shares of our common stock for gross proceeds of $35,000 in a private placement transaction.  This issuance was made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificate evidencing these shares was imprinted with a legend restricting transfer without an appropriate opinion of counsel

In March 2011, we issued 7,125,000 restricted shares of our common stock for gross proceeds of $1,425,000 in a private placement transaction to an accredited investor. This issuance was made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificate evidencing these shares was imprinted with a legend restricting transfer without an appropriate opinion of counsel

          In March 2011, we issued 574,300 restricted shares of our common stock in a private transaction to an accredited investor. The issuance was made in reliance on the exemptions provided for under Sections 4(2) and 4(5) of the Securities Act. The certificate evidencing these shares was imprinted with a legend restricting transfer without an appropriate opinion of counsel.

          In April 2011, we issued an aggregate of 3,500,000 restricted shares of our common stock to DLA Piper (US) as the designee of Mathew Zuckerman, Intermountain Marketing & Finance, Inc., Trey, Inc. and Lora Jakobsen, trustee of the Mathew Mark Zuckerman Trust. The issuance was made in reliance on the exemptions provided for under Section 4(2) of the Securities Act. The issuance was made pursuant to a Court Order, dated March 30, 2011, implementing a settlement of the action caption Mathew Zuckerman et al v. Green Earth Technologies, Inc. et al. Pursuant to the Order, the issue date of these shares is March 3, 2011. The certificates evidencing these shares were imprinted with a legend restricting transfer without an appropriate opinion of counsel.

          In February 2011, we issued 2,500,000 restricted shares of our common stock for gross proceeds of $500,000 in a private placement transaction to an accredited investor. This issuance was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificate evidencing these shares was imprinted with a legend restricting transfer without an appropriate opinion of counsel.

          In January 2011, a stock option exercisable for 4,000,000 shares of our common stock at an exercise price of $0.315 (the fair market value on the date of grant) per share was granted to William J. Marshall, our Chief Executive Officer. This option was granted pursuant to our 2008 Stock Award and Incentive Plan, as amended. This grant was made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering.

          In November 2010, we issued (i) 238,000 shares of our common stock for gross proceeds of $66,000 in a private placement transaction. These issuances of were made in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificates evidencing these shares were imprinted with legends restricting transfer without an appropriate opinion of counsel.

          In July 2010, we issued (i) 700,000 restricted shares of our common stock for gross proceeds of $350,000 in a private placement transaction and (ii) 200,000 restricted shares of our common stock, with market value on the date of issuance equal to $106,000, to a consultant for services rendered. These issuances were made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering. The stock certificates evidencing these shares were imprinted with legends restricting transfer without an appropriate opinion of counsel.

          In September 2010, stock options exercisable for 2,000,000, 4,000,000 and 150,000 shares of the Company’s common stock at an exercise price of $0.39 (the fair market value on the date of grant) per share were granted to Greg Adams, Jeffrey Loch and David Buicko, respectively, in connection with their respective appointments as chief operating officer, president and chief marketing officer and director. These options were granted pursuant to our 2008 Stock Award and Incentive Plan, as amended. These issuances of were made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) or 4(5) thereof for transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The exhibits listed in the Exhibit Index to this registration statement are filed herewith or incorporated by reference to other filings.

Exhibit Numbers	Description

3.1(a)	Certificate of Incorporation(1)
3.1(b)	Certificate of Amendment of Certificate of Incorporation(1)
3.1(c)	Certificate of Merger of Foreign Corporation into a Domestic Corporation(1)
3.1(d)	Certificate of Correction of Certificate of Incorporation(1)
3.1(e)	Certificate of Correction of Certificate of Amendment(1)
3.1(f)	Certificate of Correction of Certificate of Merger(1)
3.1(g)	Certificate of Ownership and Merger(1)
3.1(h)	Certificate of Amendment of Certificate of Incorporation filed on March 9, 2011**
3.2	By-Laws(1)
4.1	Specimen Stock Certificate(1)
4.2	Form of Option Agreement(1)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP**
10.1	2008 Stock Award and Incentive Plan, as amended(1)
10.1(a)	Amendment to 2008 Stock Award and Incentive Plan, as amended, dated December 7, 2010(2)
10.2	Employment Agreement with William J. Marshall(1)
10.3	Employment Agreement with Greg Adams(1)
10.4	Lease (Stamford, CT)(1)
10.5	Agreement with Inventek Colloidal Cleaners, LLC(1)
10.6	Distribution Agreement with Techtronics Industries North America, Inc.(1)
10.7	Promissory Note in the aggregate principal amount of $300,000(1)
10.8	Promissory Note in the aggregate principal amount of $125,000(1)
10.9	Agreement with Bio Tec Fuel and Chemical, LLC(1)
10.10	Letter Agreement with Kwik Paint Products(1)
10.11	Agreement with Marketiquette, Inc.(1)
10.12	Investment Agreement with Techtronics Industries Co., Inc.(1)
10.13	Amendment No. 1 to Employment Agreement with Greg Adams(1)
10.14	Assignment of Invention, Priority Rights and Rights to Apply for Patents by Mathew Zuckerman(1)
10.15	Purchase Agreement, dated as of March 7, 2011, between Green Earth Technologies, Inc. and Lincoln Park Capital Fund, LLC.**
10.16	Registration Rights Agreement, dated as of March 7, 2011, between Green Earth Technologies, Inc. and Lincoln Park Capital Fund, LLC.**
10.17	Separation Agreement, dated May 16, 2011, between the Registrant and William J. Marshall(3)
23.1	Consent of MZRL (included in Exhibit 5.1)**
23.2	Consent of Friedman LLP
24.1	Power of Attorney (included in the Signature Page)**

**	Previously filed.
(1)	Filed as an exhibit to the Company’s Securities and Exchange Act of 1934 Registration Statement on Form 10 on October 6, 2009, as amended and incorporated herein by reference.
(2)	Filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 21, 2010, for the 2010 annual meeting of stockholders and incorporated herein by reference.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K on May 18, 2011 and incorporated herein by reference.

(c) Financial Statement Schedules.

See the attached Schedule II – Valuation and Qualifying Accounts.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

GREEN EARTH TECHNOLOGIES, INC.
Financial Statement Schedule
Valuation and Qualifying Accounts

Description	Balance at Beginning of Period	Charged To Costs and Expenses	Deductions (1)	Balance at End of Period
	(in thousands)
Allowance for Doubtful Accounts Receivable
Year ended June 30, 2009	$20	48	-	$68
Year ended June 30, 2010	$68	32	(55)	$45
Year ended June 30, 2011	$45	60	(25)	$80
Inventory Reserve
Year ended June 30, 2009	$-	348	-	$348
Year ended June 30, 2010	$348	551	(129)	$770
Year ended June 30, 2011	$770	200	(245)	$725
__________________________
(1)   Write-offs

          All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required under the related instructions or are inapplicable, or because the information has been provided in the Financial Statement or the Notes thereto.

ITEM 17. UNDERTAKINGS

(a)	We, the undersigned Registrant, hereby undertake:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
We hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-1 and have duly caused this Post-Effective Amendment No. 1 to the S-1 Registration Statement, File No. 333-173455 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Celebration, State of Florida, on this 3rd day of February, 2012.

Green Earth Technologies, Inc.

By:	/s/ JEFFREY LOCH
Jeffrey Loch
President and Chief Marketing Officer

	Signature	Title	Date

	/s/ DAVID M. BUICKO*	Chairman of the Board of Directors and	February 3, 2012
	David M. Buicko	Director

	/s/ GREG D. ADAMS	Chief Operating Officer,	February 3, 2012
	Greg D. Adams	Chief Financial Officer (Principal Accounting Officer) and
Secretary

	/s/ JEFFREY LOCH*	President, Chief Marketing Officer	February 3, 2012
	Jeffrey Loch	Director

	/s/ JANET JANKURA*	Director	February 3, 2012
Janet Jankura

	/s/ HUMBERT POWELL	Director	February 3, 2012
Humbert Powell

*By:	/s/ GREG D. ADAMS		February 3, 2012
Grey D. Adams
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Numbers	Description

3.1(a)	Certificate of Incorporation(1)
3.1(b)	Certificate of Amendment of Certificate of Incorporation(1)
3.1(c)	Certificate of Merger of Foreign Corporation into a Domestic Corporation(1)
3.1(d)	Certificate of Correction of Certificate of Incorporation(1)
3.1(e)	Certificate of Correction of Certificate of Amendment(1)
3.1(f)	Certificate of Correction of Certificate of Merger(1)
3.1(g)	Certificate of Ownership and Merger(1)
3.1(h)	Certificate of Amendment of Certificate of Incorporation filed on March 9, 2011**
3.2	By-Laws(1)
4.1	Specimen Stock Certificate(1)
4.2	Form of Option Agreement(1)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP**
10.1	2008 Stock Award and Incentive Plan, as amended(1)
10.1(a)	Amendment to 2008 Stock Award and Incentive Plan, as amended, dated December 7, 2010(2)
10.2	Employment Agreement with William J. Marshall(1)
10.3	Employment Agreement with Greg Adams(1)
10.4	Lease (Stamford, CT)(1)
10.5	Agreement with Inventek Colloidal Cleaners, LLC(1)
10.6	Distribution Agreement with Techtronics Industries North America, Inc.(1)
10.7	Promissory Note in the aggregate principal amount of $300,000(1)
10.8	Promissory Note in the aggregate principal amount of $125,000(1)
10.9	Agreement with Bio Tec Fuel and Chemical, LLC(1)
10.10	Letter Agreement with Kwik Paint Products(1)
10.11	Agreement with Marketiquette, Inc.(1)
10.12	Investment Agreement with Techtronics Industries Co., Inc.(1)
10.13	Amendment No. 1 to Employment Agreement with Greg Adams(1)
10.14	Assignment of Invention, Priority Rights and Rights to Apply for Patents by Mathew Zuckerman(1)
10.15	Purchase Agreement, dated as of March 7, 2011, between Green Earth Technologies, Inc. and Lincoln Park Capital Fund, LLC.**
10.16	Registration Rights Agreement, dated as of March 7, 2011, between Green Earth Technologies, Inc. and Lincoln Park Capital Fund, LLC.**
10.17	Separation Agreement, dated May 16, 2011, between the Registrant and William J. Marshall(3)
23.1	Consent of MZRL (included in Exhibit 5.1)**
23.2	Consent of Friedman LLP
24.1	Power of Attorney (included in the Signature Page)**

**	Previously filed.
(1)	Filed as an exhibit to the Company’s Securities and Exchange Act of 1934 Registration Statement on Form 10 on October 6, 2009, as amended and incorporated herein by reference.
(2)	Filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 21, 2010, for the 2010 annual meeting of stockholders and incorporated herein by reference.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K on May 18, 2011 and incorporated herein by reference.